UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 25, 2026

Two Harbors Investment Corp.

(Exact name of registrant as specified in its charter)

Maryland	001-34506	27-0312904
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1601 Utica Avenue South, Suite 900 St. Louis Park, MN	55416
(Address of Principal Executive Offices)	(Zip Code)

(612) 453-4100

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of Each Class:	Trading Symbol(s)	Name of Exchange on Which Registered:
Common Stock, par value $0.01 per share	TWO	New York Stock Exchange
8.125% Series A Cumulative Redeemable Preferred Stock	TWO PRA	New York Stock Exchange
7.625% Series B Cumulative Redeemable Preferred Stock	TWO PRB	New York Stock Exchange
7.25% Series C Cumulative Redeemable Preferred Stock	TWO PRC	New York Stock Exchange
9.375% Senior Notes Due 2030	TWOD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging Growth Company☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INTRODUCTION

On August 25, 2026 (the “Closing Date”), Two Harbors Investment Corp. (“TWO”) completed its merger (the “CCM Merger”) with CrossCountry Merger Corp. (“Merger Sub”), a wholly owned subsidiary of CrossCountry Intermediate Holdco, LLC (“CCM”), pursuant to the previously disclosed Agreement and Plan of Merger, dated March 27, 2026 (the “Original CCM Merger Agreement”), as amended by the First Amendment to the Agreement and Plan of Merger, dated April 28, 2026 (the “First Amendment”), and the Second Amendment to the Agreement and Plan of Merger, dated May 7, 2026 (the “Second Amendment,” and together with the Original CCM Merger Agreement and the First Amendment, the “CCM Merger Agreement”), by and among TWO, CCM and Merger Sub.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information set forth in the introduction to this Current Report on Form 8-K (the “Introduction”) is incorporated by reference into this Item 2.01.

The definitive proxy statement of TWO, filed with the Securities and Exchange Commission (the “SEC”) on April 20, 2026, as thereafter supplemented, contains additional information about the CCM Merger and the other transactions contemplated by the CCM Merger Agreement, including information concerning the interests of directors, executive officers and affiliates of TWO in connection with the CCM Merger.

As of the effective time of the CCM Merger (the “Effective Time”), each share of TWO common stock, par value $0.01 per share (“TWO Common Stock”), issued and outstanding immediately prior to the Effective Time, was canceled and automatically converted into the right to receive an amount in cash equal to $12.00 per share (the “Merger Consideration”), and TWO became a wholly owned subsidiary of CCM. Each outstanding share of TWO’s Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock (collectively, the “TWO Preferred Stock”) remained issued and outstanding following the Effective Time.

In addition, pursuant to the CCM Merger Agreement, at the Effective Time, (i) each restricted stock unit in respect of shares of TWO Common Stock granted by TWO with only time-based vesting requirements (each, a “TWO RSU”), that was outstanding as of immediately prior to the Effective Time, whether vested or unvested, was automatically fully vested and cancelled and converted into the right to receive the Merger Consideration with respect to each share of TWO Common Stock subject to such TWO RSU immediately prior to the Effective Time; (ii) each outstanding performance share unit in respect of shares of TWO Common Stock granted by TWO with any performance-based vesting requirements (each, a “TWO PSU”) was automatically fully vested and cancelled and converted into the right to receive the Merger Consideration with respect to each share of TWO Common Stock subject to such TWO PSU, immediately prior to the Effective Time that was earned and vested assuming achievement of the applicable performance criteria at the greater of (a) target performance and (b) actual performance determined by the board of directors of TWO (as constituted immediately prior to the Effective Time) as if the Closing Date was the last day of the applicable performance period; and (iii) each share of restricted TWO Common Stock granted by TWO (each, a share of “TWO Restricted Stock”) that was outstanding as of immediately prior to the Effective Time, automatically became fully vested and converted into the right to receive the Merger Consideration with respect to each share of TWO Restricted Stock that so vested. Payment of the Merger Consideration in respect of TWO RSUs and TWO PSUs will be made without interest and less applicable withholdings, as soon as reasonably practicable, but no later than 15 calendar days, after the Effective Time.

The foregoing description of the CCM Merger Agreement and related transactions (including, without limitation, the CCM Merger) does not purport to be complete and is subject, and qualified in its entirety, by reference to the full text of the Original CCM Merger Agreement, which is attached as Exhibit 2.1 to TWO’s Current Report on Form 8-K filed with the SEC on March 27, 2026, the First Amendment, which is attached as Exhibit 2.1 to TWO’s Current Report on Form 8-K filed with the SEC on April 29, 2026 and the Second Amendment, which is attached as Exhibit 2.1 to TWO’s Current Report on Form 8-K filed with the SEC on May 8, 2026. The Original CCM Merger Agreement, the First Amendment and the Second Amendment are incorporated by reference into this Item 2.01.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information set forth in the Introduction and Item 2.01 is incorporated by reference into this Item 3.01.

On the Closing Date, TWO notified the New York Stock Exchange (“NYSE”) of the consummation of the CCM Merger and of its intent to remove TWO Common Stock from listing on the NYSE and requested that the NYSE (i) suspend trading of TWO Common Stock on the NYSE prior to the opening of trading on the Closing Date and (ii) file a Notification of Removal from Listing and/or Registration on Form 25 with the SEC to delist and deregister TWO Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Accordingly, TWO Common Stock will no longer be listed on the NYSE.

Upon effectiveness of the Form 25, TWO intends to file with the SEC a Form 15 with respect to the TWO Common Stock, requesting that the TWO Common Stock be deregistered under the Exchange Act, and that TWO’s reporting obligations with respect to the TWO Common Stock under Sections 13 and 15(d) of the Exchange Act be suspended.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth in the Introduction and Items 2.01, 3.01 and 5.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

As a result of the CCM Merger, each share of TWO Common Stock that was issued and outstanding immediately prior to the Effective Time was converted, at the Effective Time, into the right to receive the Merger Consideration in accordance with the terms of the CCM Merger Agreement. Accordingly, at the Effective Time, the holders of such shares of TWO Common Stock ceased to have any rights as stockholders of TWO, other than the right to receive the Merger Consideration.

Item 5.01	Changes in Control of the Registrant.

The information set forth in the Introduction and Items 2.01, 3.01 and 3.03 of this Current Report on Form 8-K is incorporated into this Item 5.01 by reference.

As a result of the CCM Merger, a change of control of TWO occurred and TWO became a wholly owned subsidiary of CCM.

At the Effective Time, each share of TWO Common Stock issued and outstanding immediately prior to the Effective Time (other than shares held by CCM or Merger Sub or by any wholly owned subsidiary of CCM, Merger Sub or TWO) was automatically canceled and converted into the right to receive the Merger Consideration.

The source of the funds for the Merger Consideration was a combination of cash on hand and borrowings under existing financing facilities of CCM and its affiliates.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in the Introduction and under Item 2.01 of this Current Report on Form 8-K is incorporated by reference in this Item 5.02.

In connection with the closing of the CCM Merger:

•	As of the Effective Time, by operation of the CCM Merger, each of E. Spencer Abraham, James J. Bender, Sanjiv Das, William Greenberg, Karen Hammond, Stephen G. Kasnet, James A. Stern and Hope B. Woodhouse ceased to serve as directors of TWO and ceased to serve on each committee of the board on which such director served. The cessations of service of such directors was in connection with the consummation of the CCM Merger and was not the result of any disagreement with TWO regarding its operations, policies or practices.

•	Effective as of the Effective Time, by operation of the CCM Merger, Ron Leonhardt, who was the director of Merger Sub immediately prior to the Effective Time, became the director of TWO.

Item 8.01	Other Events.

The CCM Merger Agreement requires that TWO deliver notices of redemption with respect to all outstanding shares of TWO Preferred Stock promptly following the Effective Time, and to complete the redemption of such shares no later than 120 days after the Effective Time (the “Preferred Stock Redemption”). Following consummation of the CCM Merger, each outstanding share of TWO Preferred Stock will be redeemed on the applicable redemption date for $25.00 in cash, plus accumulated and unpaid dividends thereon. Following the Effective Time, we will offer to repurchase all of TWO’s $115.0 million of outstanding 9.375% Senior Notes due 2030 (the “TWO Notes”) at a price of 104% of their principal amount, plus accrued and unpaid interest, if any, to, but excluding the repurchase date pursuant to the terms of the indenture that governs the TWO Notes (the “TWO Notes Repurchase”). The aggregate consideration for the Preferred Stock Redemption and the TWO Notes Repurchase is expected to be approximately $622.0 million and approximately $120.0 million, respectively. There can be no assurance these transactions will occur or that any of holders of the TWO Notes will elect to tender their notes. To the extent all TWO Notes are not repurchased in the TWO Notes Repurchase, TWO intends to discharge the indenture under which the TWO Notes were issued, after which no TWO Notes are expected to be outstanding (the “TWO Notes Discharge”). Following the Preferred Stock Redemption and the TWO Notes Repurchase, or, to the extent applicable, the TWO Notes Discharge, respectively, the TWO Preferred Stock and TWO Notes will be delisted from the NYSE and deregistered under the Exchange Act.

On August 25, 2026 TWO issued a press release announcing the completion of the CCM Merger. A copy of the press release is attached hereto and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit No.	Description
2.1†	Agreement and Plan of Merger, dated as of March 27, 2026, by and among CrossCountry Intermediate Holdco, LLC, CrossCountry Merger Corp. and Two Harbors Investment Corp. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by Two Harbors Investment Corp. with the SEC on March 27, 2026)
2.2	First Amendment to the Agreement and Plan of Merger, dated April 28, 2026, by and among CrossCountry Intermediate Holdco, LLC, CrossCountry Merger Corp. and Two Harbors Investment Corp. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by Two Harbors Investment Corp. with the SEC on April 29, 2026)
2.3	Second Amendment to the Agreement and Plan of Merger, dated May 7, 2026, by and among CrossCountry Intermediate Holdco, LLC, CrossCountry Merger Corp. and Two Harbors Investment Corp. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by Two Harbors Investment Corp. with the SEC on May 8, 2026)
99.1	Press Release, dated August 25, 2026.
104	Cover Page Interactive Data File, formatted in Inline XBRL

† Certain schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. TWO agrees to furnish supplementally a copy of such schedules and exhibits, or any section thereof, to the SEC upon its request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TWO HARBORS INVESTMENT CORP.

By:	/s/ Rebecca B. Sandberg
Rebecca B. Sandberg
Chief Legal Officer and Secretary

Date: August 25, 2026